UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



  Date of Report (Date of earliest events reported)    September 11, 2003
                                                     ---------------------------
                                                      (September 10, 2003)
                                                     ---------------------------



 Commission   Name of Registrants, State of Incorporation,    I.R.S. Employer
File Number   Address and Telephone Number                   Identification No.
-----------   --------------------------------------------   ------------------

 333-32170    PNM Resources, Inc.                                85-0468296
              (A New Mexico Corporation)
              Alvarado Square
              Albuquerque, New Mexico  87158
              (505) 241-2700

  1-6986      Public Service Company of New Mexico               85-0019030
              (A New Mexico Corporation)
              Alvarado Square
              Albuquerque, New Mexico  87158
              (505) 241-2700



                         ------------------------------

              (Former name, former address and former fiscal year,
                          if changed since last report)



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Item  5.   Other Events and Regulation FD Disclosure

The following is a press release issued by the Company on September 10, 2003.

                               PNM Issues New Debt
    Lower cost debt will save company $5.0 Million in annual interest expense

ALBUQUERQUE, N.M., September 10, 2003 - PNM Resources (NYSE: PNM) utility subsidiary PNM today announced the pricing on September 9, 2003, of $300 million in Senior Unsecured Notes. Proceeds from the sale of the new bonds, which will pay an interest rate of 4.40 percent, will be used to retire $268 million in existing debt paying 7.1 percent. The transaction is expected to close on September 17, 2003.

The lower interest rate on the new bonds will save the company about $5.0 million a year in interest expense, according to PNM Senior Vice President and Chief Financial Officer John Loyack. "This transaction allows us to continue our financial strategy to minimize interest costs while adding security to the balance sheet by extending debt maturities," Loyack said.

The new bonds will mature on September 15, 2008, replacing bonds scheduled to mature in August 2005. PNM Resources expects to record a charge against earnings of $15.0 million, or about $0.24 per share, in the third quarter to account for the cost of the call premium on the retired debt. PNM is notifying holders of the existing debt that it will redeem that debt on September 24, 2003.

The lead underwriters for the offering were Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.

PNM Resources is an energy holding company based in Albuquerque, New Mexico. PNM, the principal subsidiary of PNM Resources, serves about 450,000 natural gas customers and 390,000 electric customers in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM Resources stock is traded primarily on the NYSE under the symbol PNM. For more information about our company, see our web site at www.pnm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the bonds in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may only be made by means of a prospectus and a related prospectus supplement, copies of which may be obtained from Banc of America Securities LLC at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28225; Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013; or J.P. Morgan Securities Inc. at 270 Park Avenue, New York, New York 10017.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 Statements made in this filing and documents the Company files with the SEC that relate to future events or the Company expectations, projections, estimates, intentions, goals, targets and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates and we assume no obligation to update this information. Because actual results may

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differ materially from those expressed or implied by the forward-looking statements, the Company cautions you not to place undue reliance on these statements. Many factors could cause actual results to differ, and will affect the Company's future financial condition, cash flow and operating results. These factors include interest rates, weather, fuel costs, changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the competitive environment in the electric and natural gas industries, the performance of generating units and transmission system, state and federal regulatory and legislative decisions and actions, the outcome of legal proceedings and the performance of state, regional and national economies. For a detailed discussion of the important factors that affect the Company and that could cause actual results to differ from those expressed or implied by our forward-looking statements, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the Company's current and future Current Reports on Form 8-K, filed with the SEC.


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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              PNM RESOURCES, INC. AND
                                        PUBLIC SERVICE COMPANY OF NEW MEXICO
                                   ---------------------------------------------
                                                    (Registrant)


Date:  September 11, 2003                        /s/ John R. Loyack
                                   ---------------------------------------------
                                                   John R. Loyack
                                               Senior Vice President
                                            and Chief Financial Officer
                                   (Officer duly authorized to sign this report)


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